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                                                                    Exhibit 23.2

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-4 No. 33-87644) and related Prospectus of United Rentals, Inc. for the registration of 4,000,000 shares of its common stock and our reports dated February 19, 2002 with respect to the consolidated financial statements of United Rentals, Inc. included and incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2001 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.

                                         /s/ Ernst & Young LLP

MetroPark, NJ
May 30, 2002